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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT


               Name of Subsidiary                  State of Incorporation
               ------------------                  ----------------------

               CPEC LLC                            Delaware
               InterNutria, Inc.                   Delaware
               IPI Management Corp.                Massachusetts